UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2020

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LQDT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Lutz’s previously disclosed departure as Vice President, Human Resources of Liquidity Services, Inc. (the “Company”), the Company formally notified Mr. Lutz of the termination of his employment on September 25, 2020 (the “Termination Date”), which was effective immediately. Further, the parties have mutually determined that Mr. Lutz will no longer serve the Company in a consulting capacity following his departure.

Pursuant to the terms of the Executive Employment Agreement, dated as of March 15, 2012, by and between Mr. Lutz and the Company (the “Employment Agreement”), the Company will pay Mr. Lutz: (1) his base salary through the Termination Date and all other unpaid amounts, if any, to which he is entitled as of the Termination Date in connection with fringe benefits (e.g., accrued but unused paid time off); (2) reimbursement for business expenses incurred through the Termination Date in accordance with the Company’s policies and procedures; and (3) a lump-sum cash payment of $431,116, which is equal to the sum of: (x) $287,411, Mr. Lutz’s base salary, and (y) $143,705, Mr. Lutz’s target bonus for annual incentive compensation. The lump-sum cash payment will be made within 30 days of the Termination Date and will be reduced for applicable taxes and withholdings. No general waiver is required in order for Mr. Lutz to receive the payments he is entitled to under the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: October 1, 2020	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Vice President, General Counsel and Corporate Secretary